Exhibit 23(a)





                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20797 and the Post
Effective Amendment No. 1 to said Registration Statement) pertaining to the Computer Associates Savings Harvest Plan of
Computer Associates International, Inc. and in the related prospectus of our report dated July 7, 1995 with respect to the financial statements and schedules of the Computer Associates Savings Harvest Plan included in this Annual Report (Form 11-K) for the year ended March 30, 1995.


                                    Ernst + Young LLP


New York, New York
September 21, 1995